EXHIBIT 99.2


CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Reiman Holding Company, LLC
Three-months ended March 31, 2002



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                          Reiman Holding Company, LLC

            Condensed Consolidated Financial Statements (unaudited)

                       Three-months ended March 31, 2002




                                   Contents

Condensed Consolidated Balance Sheet.........................2
Condensed Consolidated Statement of Operations...............4
Condensed Consolidated Statement of Cash Flows...............5
Notes to Condensed Consolidated Financial Statements.........6





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                          Reiman Holding Company, LLC

               Condensed Consolidated Balance Sheet (unaudited)
                 (In Thousands, Except Unit and Per Unit Data)


                                March 31, 2002

Assets
Current assets:
  Cash and cash equivalents                                    $   4,730
  Magazine subscription receivable, less
   allowance of $1,124                                            11,298
  Trade accounts receivable, less allowance of $7,278             14,365
  Inventories                                                     10,181
  Refundable income taxes                                            214
  Prepaid expenses and other current assets                        1,284
  Deferred advertising costs                                       4,178
  Deferred income taxes                                              368
                                                               ---------
Total current assets                                              46,618


Property and equipment:
  Land                                                               720
  Building                                                         4,380
  Building improvements                                            2,684
  Equipment                                                        6,041
                                                               ---------
                                                                  13,825
  Less accumulated depreciation                                    3,602
                                                               ---------
Net property and equipment                                        10,223


Intangible assets, net of accumulated amortization               509,936
Deferred circulation costs                                        66,346
Deferred income taxes                                                650
Other assets                                                         565
                                                               ---------
                                                               $ 634,338
                                                               =========


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Liabilities and members' equity
Current liabilities:
  Revolving credit facility                                    $   2,000
  Current portion of long-term debt                               31,375
  Accounts payable                                                13,897
  Other deferred revenue                                           2,152
  Accrued salaries and fringe benefits                             2,259
  Other accrued liabilities                                          445
                                                               ---------
Total current liabilities                                         52,128

Long-term liabilities:
  Deferred subscription revenue                                  183,447
  Long-term debt                                                 206,561
                                                               ---------
Total long-term liabilities                                      390,008

Members' equity :
  Preferred units, par value $1,000 per unit; 280,000 units
    authorized; 278,474 units issued and outstanding             280,218
  Common units:
   Class A, par value $.10 per unit, 10,050,000 units
     authorized; 8,499,198 units issued and outstanding              849
   Class B, par value $.10 per unit, 1,500,000 units
     authorized; 1,100,902 units issued and outstanding              111
  Additional paid-in capital                                      82,009
  Accumulated deficit                                           (109,884)
  Excess purchase price over predecessor basis                   (61,101)
                                                               ---------
Total members' equity                                            192,202
                                                               ---------
                                                               $ 634,338
                                                               =========

See accompanying notes.

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                          Reiman Holding Company, LLC

          Condensed Consolidated Statement of Operations (unaudited)
                                 (In Thousands)

                       Three-months ended March 31, 2002


Revenue:
  Magazine subscriptions                  $ 48,206
  Merchandise sales                         27,910
  Tour sales                                 1,630
  Advertising and other revenue              2,483
  Subscription list sales                    1,093
  Revenue from employee services
   provided to related parties                  25
                                          --------
                                            81,347

Cost of products sold                       49,571
General and administrative expenses         11,984
Depreciation and amortization                8,250
                                          --------
Income from operations                      11,542

Other income (expense):
  Interest expense, net                     (3,284)
  Other, net                                    44
                                          --------
Net income                                $  8,302
                                          ========

See accompanying notes.

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                          Reiman Holding Company, LLC

          Condensed Consolidated Statements of Cash Flows (unaudited)
                                (In Thousands)

                       Three-months ended March 31, 2002



Operating activities
Net income                                              $ 8,302
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Amortization of identifiable intangible assets         7,864
   Depreciation                                             386
   Amortization of debt issuance costs                      412
   Compensation expense on Class B common units             266
   Compensation expense on options granted
    for Class B common units                                 32
   Gain on sale of equipment                                 (3)
   Changes in operating assets and liabilities           (9,723)
                                                        -------
Net cash provided by operating activities                 7,536

Investing activities
Purchases of building improvements and equipment           (378)
Proceeds from sale of equipment                               4
                                                        -------
Net cash used in investing activities                      (374)

Financing activities
Payments on long-term debt                               (9,436)
Net proceeds from revolving credit facility               2,000
                                                        -------
Net cash used in financing activities                    (7,436)
                                                        -------
Net decrease in cash and cash equivalents                  (274)
Cash and cash equivalents at beginning of period          5,004
                                                        -------
Cash and cash equivalents at end of period              $ 4,730
                                                        =======

  Noncash financing transactions:
   Accretion of preferred units                         $ 1,550
   Dividend on preferred units                            5,000


See accompanying notes.


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                           Reiman Holding Company, LLC

              Notes to Condensed Consolidated Financial Statements

                                 March 31, 2002
                                 (In Thousands)
                                                                              8
1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal and recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for the entire year.

For further information, refer to the consolidated financial statements and footnotes included therein for the year ended December 31, 2001.

2. Direct Response Advertising

Circulation Costs

The cost of direct response advertising incurred related to circulation of subscription-based magazines is capitalized. Capitalized costs consist primarily of paper, printing and postage. Such costs are amortized over the related subscription term, typically one- to two-year periods.

Direct  response   advertising  costs  capitalized  and  amortized  related  to circulation were $11,528 and $16,817, respectively, for the three-month period ended March 31, 2002. Amortization is included in cost of products sold.

Other Advertising Costs

The costs of direct response advertising for catalogs, books and group tours are capitalized. Capitalized costs consist primarily of catalog design, paper, printing and postage. Such costs are amortized over the period during which associated net revenues are expected, typically three to four months.

The direct  response  advertising  costs for  catalogs,  books and group  tours capitalized and amortized were $6,841and $6,526, respectively, for the three-month period ended March 31, 2002. Amortization is included in cost of products sold.


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                          Reiman Holding Company, LLC

       Notes to Condensed Consolidated Financial Statements (continued)
                                 (In Thousands)

3. Intangible Assets

Effective January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." Under the new rules, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their estimated useful lives.

Application of the nonamortization provisions of SFAS No. 142 resulted in an increase in income before income taxes of approximately $3,185 for the three-months ended March 31, 2002. In accordance with SFAS No. 141, the Company also reclassified the identifiable intangible asset related to workforce in place with an unamortized balance of $2,446to goodwill at the date of adoption.

The Company has performed the required impairment test of goodwill and intangible assets deemed to have an indefinite life as of the date of adoption and has concluded that an impairment charge resulting from the transitional impairment test is not required. The transitional impairment test was performed based on the fair value of the Company - see Note 5.

Intangible assets at March 31, 2002 consist of the following:

                                   Gross
                                  Carrying      Accumulated
                                   Amount       Amortization
Amortized intangible assets:
  Customers lists                  $ 165,376     $ 113,473
  Debt issuance costs                 10,809         6,874
  Software                             2,700         1,799
Total                              $ 178,885     $ 122,146

Unamortized intangible assets:
  Goodwill                         $ 383,938
  Trademarks                          69,259
Total                              $ 453,197



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                          Reiman Holding Company, LLC

       Notes to Condensed Consolidated Financial Statements (continued)
                                 (In Thousands)


Amortization expense expected to be recognized in subsequent years ending December 31, is as follows:

           2002             $ 31,898
           2003               16,909
           2004               15,486
           2005                  722
           2006                   --

Changes in the carrying amount of goodwill for the three months ended March 31, 2002, is as follows:

Balance as of December 31, 2001           $ 381,492
Reclassification of workforce in place        2,446
                                          ---------
Balance as of March 31, 2002              $ 383,938
                                          =========


4. Balance Sheet Information

Inventories consist of the following as of March 31, 2002:

Paper                                             $  3,090
Merchandise inventories                              7,537
Film preparation and work in process                   129
Less allowance to adjust to market                    (575)
                                                  --------
                                                  $ 10,181
                                                  ========

Prepaid expenses and other current assets consist of the following as of March 31, 2002:

Direct issue costs                                 $   136
Tour costs                                             416
Other                                                  732
                                                   -------
                                                   $ 1,284
                                                   =======

5. Subsequent Event

On May 20, 2002, the Company sold substantially all of its assets and certain specified liabilities to The Reader's Digest Association, Inc. for a cash purchase price of $760 million, subject to adjustment, as defined in the Asset Purchase Agreement.